Exhibit 10.1

                            SHARE EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

DATE:             March 7, 2006

BETWEEN:          Pacel Corp. a Nevada corporation
                  7621 Little Ave., Suite 101
                  Charlotte, NC 28226 ("Pacel")

AND: Antoinette Peterson, owner of all of the issued and outstanding shares of common stock of United Personnel Services, Inc., a Maine corporation ("Peterson")

                                    RECITALS

         A. Peterson owns 100% of the issued and outstanding shares ("Peterson Shares") of United Personnel Services, Inc., a Maine corporation ("United"), which operates a professional services organization in the State of Maine. In addition, Peterson owns 100% of the issued and outstanding shares of World Wide Personnel Services of Maine, Inc., a Maine corporation (" World Wide").

         B. Pacel desires to acquire the Peterson Shares, as well as all of the issued and outstanding shares of World Wide, in exchange for the issuance of Pacel's Series "C" Convertible Preferred Stock. ("Series "C" Stock").

         C. The acquisition by Pacel of World Wide will be the subject of a subsequent Shares Exchange Agreement and Plan of Reorganization to be executed by the parties following the closing of this Agreement. ("World Wide Agreement").

         D. Pacel and Peterson intend by the execution of this Agreement to adopt and qualify a plan of reorganization within the meaning of Section 368 (b) of the Internal Revenue Code of 1986, as amended, pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto do hereby agree as follows:

                                                     AGREEMENT

         1.       EFFECTIVE DATE     The effective date of this Agreement shall
be January 1, 2006. ("Effective Date").

         2.       EXCHANGE OF SHARES.     At the Closing, as defined in Section
9 of this Agreement, Peterson shall assign, transfer and deliver to Pacel the Peterson Shares. In exchange for the Peterson Shares. Pacel shall issue to Peterson 500,000 shares of the Series "C" Stock, upon the execution and closing of the World Wide Agreement. The Series "C" Stock shall have the rights and limitations as set forth in the Certificate of Designation, attached hereto as Exhibit "A" and incorporated by reference. The assignment, transfer, and delivery by Peterson of the Peterson Shares to Pacel shall be effected on the Closing Date by Peterson's execution and delivery of documents and instruments necessary to assign, transfer, and deliver the Peterson Shares, free and clear of any and all liens, encumbrances, security interests, claims and other restrictions or charges of any kind whatsoever.

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         3.       EMPLOYMENT AGREEMENT

                  (a) The parties acknowledge that the willingness of Pacel to enter into this Agreement is contingent upon the ability of Pacel, as more particularly described in Section 10 herein, to retain the services of Antoinette Peterson and her husband, Michael Peterson, United and World Wide, respectively.

                  (b) Within thirty (30) days of the Effective Date, Pacel and Michael Peterson and Antoinette Peterson, respectively, shall negotiate and agree upon compensation and other terms and conditions of their respective employment agreements between Pacel and/or its subsidiaries and affiliates and the Petersons ("Employment Agreements") based on the summary "Outline of Employment Agreement Between Pacel and Peterson attached hereto as Exhibit "B" and incorporated by this reference. Such terms and conditions agreed upon between the parties shall be memorialized in separate Employment Agreements within the time frame set forth in this section and shall be executed by the parties thereto concurrent with the Closing of this Agreement.

         4.       DUE DILIGENCE REVIEW     Pacel and Peterson shall permit their
respective employees, agents, accountants, legal counsel and other representatives to have access to each others books, records, employees, counsel, accountants, and other representatives at all reasonable times for the purpose of conducting their respective due diligence investigation. Each party will make available to the other for examination and reproduction all documents and data of every kind and character relating to this Agreement and the transactions contemplated hereby, in possession or control of, or subject to reasonable access by either party. All such due diligence investigation shall be completed and each party shall notify the other in writing of the satisfaction or removal of this due diligence review condition within thirty (30) days of the Effective Date. Upon mutual agreement of the parties, additional time may be allowed to complete such due diligence investigation. Should a party ("Reviewing Party") become aware of any information during its due diligence investigation which, in the opinion of the Reviewing Party, could have material adverse impact on this Agreement and/or the transactions contemplated hereby, the Reviewing Party shall immediately notify the other party ("Receiving Party") in writing of such information and the concerns which such information has caused. The Receiving Party shall have a reasonable time to respond to those concerns. In the event that the concerns cannot be resolved to the satisfaction of the Reviewing Party, the Reviewing Party shall have the right to terminate this Agreement without further liability hereunder. Each party shall bear the costs and expenses of its own due diligence investigation hereunder, including the fees and expenses of professional advisors.

         5.       CONDUCT OF BUSINESS; INTERIM OPERATIONS     Pending the
Closing of this Agreement and the transactions contemplated thereby, Peterson shall use her best efforts to conduct the business of United in a reasonable and prudent manner in accordance with its past practices, to preserve its existing business organizations and relationships with its employees, customers, clients and others with whom it has a business relationship, to preserve and protect its properties, and to conduct its business in compliance with applicable laws and regulations. Without the prior written consent of Pacel, United shall not:

                  (a) merge into or with or consolidate with, any other corporation;

                  (b) amend its articles of incorporation or bylaws;

                  (c) issue any capital stock or other securities, or grant or enter into any agreement to grant, any options, convertible rights, warrants, calls, or agreements relating to its securities;

                  (d) enter into, or terminate, any material agreement;


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                  (e) engage in any one or more activities or transactions
outside the ordinary course of business;

                  (f) enter into any transaction or make any commitment which could result in any of the warranties and representations of Peterson contained in this Agreement not being true and correct after the occurrence of such transaction or event.

         6.       WARRANTIES AND REPRESENTATIONS OF PETERSON     Peterson
warrants and represents to Pacel, as of the date hereof, as follows:

                  (a) United is a corporation duly organized under the laws of the State of Maine, validly existing and in good standing, authorized to exercise all its corporate powers, rights and privilege and has the corporate power and authority to own and operate its properties and to carry on its business as now conducted.

                  (b) Peterson has all requisite legal and corporate power to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder.

                  (c) All corporate action on the part of United necessary for the authorization, execution, delivery and performance of all obligations under this Agreement will be taken and this Agreement constitutes a legal, valid and binding obligation enforceable according to its terms.

                  (d) Peterson has, and will have at Closing, legal and beneficial ownership of Peterson Shares, free and clear of any and all liens and encumbrances or other restrictions or limitations and has, and will have at Closing, all required legal and corporate power to transfer and convey Peterson Shares to Pacel.

                  (e) There are no claims, actions, suits, investigations or proceedings against Peterson or United pending or, to the knowledge of Peterson, threatened in any court or before or by any governmental authority, or before any arbitrator, that might have an adverse effect on United or Peterson Shares, and to the knowledge of Peterson, there is no basis for any such claim, action, suit, investigation or proceeding that is likely to result in a judgment, decree or order having an adverse effect on United or Peterson Shares. Peterson and United are not in default under, and no condition exists that would (i) constitute a default under, or breach or violation of, any legal requirement, permit or contract applicable to Peterson or United, or (ii) accelerate or permit the acceleration of the performance required under, or give any party the right, to terminate any contract.

                  (f) No suit, action or other proceeding is pending or, or to the knowledge of Peterson, threatened before any governmental authority seeking to restrain Peterson or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against Peterson or United as a result of the consummation of this Agreement.

                  (g) Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

                           i. violate or conflict with any of the terms and conditions or provisions of the articles of incorporation or bylaws of United;


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                           ii.      violate any legal requirement applicable to
                                    Peterson or United

                           iii. violate, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to Peterson or United;

                           iv. result in the creation of any lien, charge or other encumbrance on any property of Peterson or United other than as provided for herein; or

                           v. require Peterson or United to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

         7.       WARRANTIES AND REPRESENTATIONS OF PACEL     Pacel warrants and
represents to Peterson as follows:

                  (a) Pacel is a corporation duly organized under the laws of the State of Nevada, validly existing and in good standing, is authorized to exercise all its corporate powers, rights and privileges and has the corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

                  (b) Pacel has all requisite legal and corporate power to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder.
                   (c) All corporate action on Pacel's part necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Pacel Shares will be taken, and this Agreement constitutes a legal, valid and binding obligation of Pacel enforceable according to its terms.

                  (d) Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

                           i. violate or conflict with any of the terms and conditions or provisions of the articles of incorporation or bylaws of Pacel;

                           ii. violate any legal requirement applicable to Pacel;

                           iii. violate, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to Pacel;

                           iv. result in the creation of any lien, charge or other encumbrance on any property of Pacel; or


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                           v.       require Pacel to obtain or make any waiver,
                                    consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.


                  (e) The Pacel Shares, when issued and delivered in accordance with the terms of this Agreement and for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable.

                  (f) No suit, action or other proceeding is pending or, to Pacel's best knowledge, threatened before any governmental authority seeking to restrain Pacel or prohibit entry into this Agreement or prohibit the Closing, or seeking damages against Pacel or its properties as a result of the consummation of this Agreement.

                  (g) The current authorized capital stock of Pacel consists of Ten Billion (10,000,000,000) shares of common stock, $0.001 par value per share, of which 4,445,584 shares are issued and outstanding and One Million (1,000,000) shares of 1997 Series "A" Preferred Stock, of which 1,000,000 are issued and outstanding. There are no other securities, options, warrants, or other rights to purchase any securities of Pacel outstanding. All outstanding securities of Pacel are duly and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

         8.       COVENANTS.

                  8.1      APPROVAL OF DIRECTORS     Prior to the effective date
of this Agreement, Pacel and United , to the extent required, shall each hold a special meeting of their respective Boards of Directors to approve the Agreement and the transactions contemplated thereby.

                  8.2      THIRD PARTY CONSENTS     Pacel and Peterson each
agree to use their respective best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby.

         9.       CLOSING     Subject to the satisfaction of the conditions set
forth in Section 10 and Section 11 of this Agreement, the closing of the transactions contemplated hereby ("Closing") shall be held at the office of Pacel in North Carolina. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date". If by the close of business on March 7, 2006, Closing has not occurred, then either party hereto may terminate this Agreement by written notice to such effect to the other party without liability to any other party to this Agreement unless the reason for the Closing having not occurred is (i) such party's willful breach of this Agreement, or (ii) , if all of the conditions to such party's obligations set forth in Section 10 and
Section 11 of this Agreement have been satisfied or waived in writing by the date scheduled for the Closing, the failure of such party to perform its obligations under this Agreement on such date. However, any termination pursuant to this Section 9 shall not relieve any party hereto who was responsible for Closing having not occurred of liability for such party's willful breach of this Agreement or the failure of such party to perform its obligations under this
Section 9 on such date.


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         10.      CONDITIONS TO OBLIGATIONS OF PACEL     The obligations of
Pacel to carry out the transactions contemplated by this Agreement are subject, at the option of the Pacel, to the satisfaction, or waiver by Pacel, of the following conditions:

                  (a) All warranties and representations of Peterson contained in this Agreement shall be true and correct in all material respects as of the Closing and Peterson shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed or satisfied by it at or prior to the Closing.

                  (b) As of the Closing Date, no suit, action, or other proceeding, shall be pending or threatened before any court or governmental agency seeking to restrain Pacel or prohibit the Closing or seeking damages against Pacel or Peterson or United as a result of the consummation of this Agreement.

                  (c) Since the date of this Agreement and up to and including the Closing there have not been:

                           i. any changes in the business, operations, prospects or financial condition of United that had or might have a material adverse effect on United; or

                           ii. any damage, destruction or loss to United that had or might have an adverse effect on United or Peterson Shares.

                  (d) Peterson shall have furnished Pacel with a copy of all necessary corporate action on its behalf approving Peterson's execution, delivery and performance of this Agreement.

                  (e) Pacel shall have completed its due diligence investigation and the results thereof have not revealed that any of the warranties and representations of Peterson set forth herein are untrue or incorrect in any respect or otherwise unsatisfactory to Pacel or that exceptions, if any, have been resolved to the satisfaction of Pacel.

                  (f) Pacel shall have received written evidence, in form and substance satisfactory to it, of the consent to the transactions contemplated by this Agreement of all governmental and private third parties where the absence of any such consent would result in a violation of law or breach or default under any agreement to which Peterson is a party.

                  (g) Pacel shall have entered into Employment Agreements with Michael Peterson and Antoinette Peterson, respectively, as that term is defined in Section 3 of this Agreement.

         11.      CONDITIONS TO OBLIGATIONS OF PETERSON     The obligations of
Peterson to carry out the transactions contemplated by this Agreement are subject, at the option of the Peterson, to the satisfaction or waiver by Peterson, of the following conditions:

                  (a) Pacel shall have furnished Peterson with copies of all necessary corporate action on its behalf approving the execution, delivery and performance of this Agreement.

                  (b) All warranties and representations of Pacel contained in this Agreement shall be true and correct in all material respects as of the Closing and Pacel shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed or satisfied by it at or prior to the Closing.


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                  (c) As of the Closing Date, no suit, action, or other
proceeding, shall be pending or threatened before any court or governmental agency seeking to restrain Peterson or United or prohibit the Closing or seeking damages against Pacel or Peterson or United as a result of the consummation of this Agreement.

         12.      INDEMNIFICATION     Peterson agrees to indemnify and hold
harmless Pacel from and against any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments arising out of, resulting from or in any way related to (a) a breach of, or failure to perform or satisfy any of, the warranties and representations, covenants and agreements made by Peterson in this Agreement or in any document or certificate delivered by Peterson at the Closing, or (b) the existence of any liabilities or obligations of United other than those disclosed in Schedule 13 attached hereto.

         13.      PUBLIC ANNOUNCEMENTS     Neither party shall issue or approve
a news release or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other as to the contents of the announcement and its release, which approval shall not be unreasonably withheld.

         14.      NOTICES     All notice, consents, waivers and other
communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service, with costs prepaid; (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person designated below:

         To Pacel:
         Gary Musselman
         7621 Little Ave., Suite 101
         Charlotte, NC 28226
         Facsimile: (704) 501-5651
         E-mail: Gmusselman@asmarahr.com

         To: Peterson:
         Antoinette Peterson
         4 Washington Street
         Auburn, ME 04210
         Facsimile: (540) 667-1984
         Toni@worldwideps.com


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         15.      EXPENSES     Each party shall bear the costs and expenses of
its own fees and expenses of professional advisors and other costs relating to this Agreement.

         16.      ARBITRATION REQUIRED/MEDIATION FIRST OPTION.     Any dispute
or claim that arises out of or that relates to this agreement, or to the interpretation or breach thereof, or to the existence, scope, or validity of this agreement or the arbitration agreement, shall be resolved by arbitration in accordance with the then effective arbitration rules of American Arbitration Association. Judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof. The parties acknowledge that mediation usually helps parties to settle their dispute. Therefore, any party may propose mediation whenever appropriate through the organization named above or any other mediation process or mediator as the parties may agree upon.

         17.      BINDING EFFECT     This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their respective successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by either party hereto without the prior written consent of the other party, which approval shall not be unreasonably withheld.

         18.      SURVIVAL OF WARRANTIES AND REPRESENTATIONS     The warranties
and Representations of the parties as set forth in this Agreement are the exclusive warranties and representations of the parties. All warranties and representations, covenants and agreements by the parties to this Agreement shall expressly survive the Closing.

         19.      GOVERNING LAW     This Agreement and the documents and
instruments delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of North Carolina. Each party hereto irrevocably submits to the jurisdiction of the court of the State of North Carolina, in any action or proceeding arising out of or relating to this Agreement. Each party hereto consents to service of process by any means authorized by applicable law and waives the defense of an inconvenient form to the maintenance of such action or proceeding in any such court.

         20.      SEVERABILITY     The provisions of this Agreement are
severable. If any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, to the extent enforceable, shall nevertheless be binding and enforceable.

         21.      NON-WAIVER     Failure by any party at any time to require
performance of the other party of the provisions of this Agreement shall in no way affect any party's rights hereunder to enforce the same, nor shall any such waiver by either party of any breach be held to be a waiver of any succeeding breach or waiver of this clause.

         22.      REMEDIES     The rights and remedies provided by this
Agreement are cumulative and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its rights to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

         23.      ATTORNEYS' FEES     In the event suit or action is brought, or
an arbitration proceeding is initiated, to enforce or interpret any of the provisions of this agreement, or that arise out of or relate to this agreement, the prevailing party shall be entitled to reasonable attorney's fees in connection therewith. The determination of who is the prevailing party and the amount of reasonable attorney's fees to be paid to the prevailing party shall be decided by the arbitrator(s) ,with respect to attorney's fees incurred prior to and during the arbitration proceedings, and by the court or courts, including any appellate court, in which such matter is tried, heard, or decided, including a court that hears a request to compel or stay litigation or that hears any exceptions or objections to,


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
or requests to modify, correct, or vacate, an arbitration award submitted to it for confirmation as a judgment, with respect to attorney's fees incurred in such court proceedings.

         24.      ENTIRE AGREEMENT     This Agreement, together with all
exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, by any of the parties or by any officer or representative of any party. No amendment or modification of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         25.      COUNTERPARTS     This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         26.      ADVICE OF COUNSEL     This Agreement was prepared by the Law
Office of Robert C. Laskowski on behalf of Pacel and Peterson has been advised to retain her own legal counsel to represent them in connection with this Agreement and they have elected not to seek the advice of such legal counsel.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

PACEL CORP.

By:/s/ GARY MUSSELMAN                                       Date: March 7, 2006.
Name: Gary Musselman
Title: President

ANTOINETTE PETERSON, AS HOLDERS OF 100% OF THE ISSUED AND OUTSTANDING COMMON STOCK OF UNITED PERSONNEL SERVICES, INC.

/s/ ANTOINETTE PETERSON                                     Date: March 7, 2006












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                                   EXHIBIT "A"
                           CERTIFICATE OF DESIGNATION
                     SERIES "C" CONVERTIBLE PREFERRED STOCK

                    The Series "C" Convertible Preferred Stock ("Series "C" Stock") shall consist of 500,000 shares, par value $0.001 per share. The preferences, rights and privileges of the Series "C" Stock shall be as follows:

         o Dividends shall be declared and set aside for any shares of the Series " C" Stock in the same manner as the Common Stock;

         o The Shares of Series "C" Stock, in the aggregate, shall be convertible, at the option of the holders, into such number of shares of Common Stock as shall be equal $500,000, based on the closing bid price of the Common Stock as quoted on the OTC Bulletin Board on the date of conversion. No conversion shall occur for a period of twelve months from the date of issuance of the Series "C" Stock. Any conversion shall occur without the payment of any additional consideration;

         o    The Series "C" Stock shall have no voting rights;

         o In the event of any liquidation, dissolution or winding up of the corporation, the holders of the Series "C" Stock shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders in the same manner as, and without preference over, the holders of Common Stock.
































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                                   EXHIBIT "B"
           OUTLINE OF EMPLOYMENT AGREEMENTS BETWEEN PACEL AND PETERSON


         Michael Peterson shall become an employee of Piedmont HR, a subsidiary of Pacel.

         Antoinette Peterson shall be appointed President and Chief Executive Officer of United Personnel Services, Inc.

         The terms and conditions of each employment agreement with respect to the term of each agreement and the compensation to be paid thereunder will be subject to further negotiation.














































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